EXHIBIT 21.1
LIST OF SUBSIDIARIES OF GOLDEN TELECOM, INC.
as of December 31, 2006

COMPANY	JURISDICTION
Golden Telecom Group, Inc.	Delaware
SFMT-CIS, Inc.	Delaware
GTS Finance, Inc.	Delaware
GTS Ukrainian TeleSystems LLC	Delaware
GTS Mobile Services, Inc.	Delaware
Golden TeleServices, Inc.	Delaware
SFMT-Rusnet, Inc.	Delaware
CellUkraine Ltd.	Delaware
Golden Holdings, Inc.	Delaware
MCT Corp.	Delaware
ROL Holdings Ltd.	Cyprus
Agama Ltd.	Cyprus
GTS-Vox Ltd.	England & Wales
Golden Telecom Limited	British Virgin Islands
Golden Telecom Limited, Swedish Branch	Sweden
ST HOLDINGS, s.r.o.	Czech Republic
Antel Rascom Limited	British Virgin Islands
EDN Sovintel LLC	Russia
Sovintel, St.Petersburg Branch	Russia
Sovintel, Irkutsk Branch	Russia
Sovintel, Khabarovsk Branch	Russia
Sovintel, Arkhangelsk Branch	Russia
Sovintel, Ufa Branch	Russia
Sovintel, Krasnodar Branch	Russia
Sovintel, Kaliningrad Branch	Russia
Sovintel, Krasnoyarsk Branch	Russia
Sovintel, Voronezh Branch	Russia
Sovintel, Tyumen Branch	Russia
Sovintel, Ekaterinbourg Branch	Russia
Sovintel, Vladivostok Branch	Russia
Sovintel, Novosibirsk Branch	Russia
Sovintel, Nizhny Novgorod Branch	Russia
Sovintel, Samara Branch	Russia
Sovintel, Volgograd Branch	Russia
Sovintel, Syktyvkar Branch	Russia
Sovintel, Novorossiysk Branch	Russia
Sovintel, Kemerovo Branch	Russia
Sovintel, Rostov Branch	Russia
Sovintel, Cheboksary Branch	Russia
Sovintel, Tula Branch	Russia
Sovintel, Saratov Branch	Russia
ZAO TeleRoss-Vladivostok	Russia
ZAO TeleRoss-Novosibirsk	Russia
ZAO TeleRoss-Tyumen	Russia
ZAO TeleRoss-Kubanelectrosvyaz	Russia
ZAO TeleRoss-Ekaterinburg	Russia

COMPANY	JURISDICTION
ZAO TeleRoss-Komi	Russia
ZAO TeleRoss-Voronezh	Russia
ZAO TeleRoss-Volgograd	Russia
ZAO TeleRoss-Samara	Russia
ZAO Samara Telecom	Russia
OOO Agency of Business Communication (“ADS”)	Russia
OOO Informtechnolgy	Russia
OOO Vitus	Russia
ZAO First Telecommunications Company (“PTK”)	Russia
ZAO Cityline	Russia
ZAO WestBalt Telecom	Russia
ZAO Comincom-Chernozemiye	Russia
OOO Nakhodka Telecom	Russia
OOO Sakhalin-Telecom Limited	Russia
ZAO Rascom	Russia
OOO Dicom	Russia
ZAO Tatintelcom	Russia
OOO RusTeleNet	Russia
ZAO Korus ISP	Russia
ZAO Sochitelecom	Russia
OOO Kubtelecom	Russia
OOO Spectr	Russia
ZAO Kubintersvyaz	Russia
OOO Golden Telecom	Ukraine
Golden Telecom, Lvov Branch	Ukraine
Golden Telecom, Odessa Branch	Ukraine
Golden Telecom, Dnepropetrovsk Branch	Ukraine
Golden Telecom, Donetsk Branch	Ukraine
Golden Telecom, Kharkov Branch	Ukraine
Golden Telecom, Zaporozhie Branch	Ukraine
Golden Telecom, Ivano-Frankovsk Branch	Ukraine
OOO Invest Holding	Ukraine
OOO S-Line	Ukraine
OOO TTK Ivano-Frankovsk	Ukraine
TOO SA-Telcom	Kazakhstan
OOO Joint Venture Buzton	Uzbekistan
Buzton, Samarkand Branch	Uzbekistan
Buzton, Ugrench Branch	Uzbekistan
Buzton, Namangan Branch	Uzbekistan
Buzton, Andizhan Branch	Uzbekistan
Buzton, Bukhara Branch	Uzbekistan

COMPANY	JURISDICTION
Buzton, Nukus Branch	Uzbekistan
Buzton, Naroi Branch	Uzbekistan
Buzton, Gulistan Branch	Uzbekistan
Buzton, Karshi Branch	Uzbekistan
Buzton, Termez Branch	Uzbekistan
Buzton, Jizzakh Branch	Uzbekistan
Buzton, Fergana Branch	Uzbekistan